NX-2127, a Degrader of BTK and IMiD Neosubstrates, for the Treatment of B-Cell Malignancies Presenter: Daniel Robbins, Ph. D. drobbins@nurixtx.com Exhibit 99.1

Disclosures All authors of this presentation are current or former employees and shareholders of Nurix Therapeutics. ©Nurix Therapeutics. All rights reserved.

NX-2127 has a dual degradation mechanism of action for two clinically validated targets

- BTK is a tyrosine kinase involved in B cell development, differentiation and signaling
- BTK inhibitors are approved for treatment of B cell malignancies
- Mutations to BTK have conferred resistance to approved agents indicating an area of unmet medical need
- IMiD therapies have shown efficacy in some aggressive B-cell malignancies
- The dual action of BTK degradation and IMiD activity may provide a unique treatment strategy for relapsed/refractory B-cell malignancies



A
Catalytic ubiquitination
Proteasome
CRBN
BTK
CRBN ubiquitin ligase complex
Ubiquitin
BTK
BTK Degradation
B
Catalytic ubiquitination
Degradation
Ikaros
Aiolos
CRBN
CRBN ubiquitin ligase complex
Proteasome
NX-2127
Linker
Harness (CRBN binder)
Hook (BTK binder)

(A) NX-2127 is a novel, hetero-bifunctional, orally administered, Chimeric Targeting Molecule (CTM) that induces the degradation of Bruton's Tyrosine Kinase (BTK) in cells through recruitment of cereblon (CRBN), a component of the CRL4-CRBN ubiquitin ligase complex

(B) The engagement of NX-2127 also catalyzes neosubstrate degradation of Aiolos (IKZF3) and Ikaros (IKZF1), two transcription factors regulating T-cell function

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NX-2127 catalyzes BTK degradation and anti-proliferative activity in cancer cell lines


A
BTK Degradation in TMD8 Cells
% BTK Remaining
(HTRF Ratio relative to DMSO)
NX-2127 (nM)
TMD8 WT; DC50=4 nM
TMD8 BTK C481S; DC50=13 nM
B
BTK Degradation in Mantle Cell Lymphoma Cells
% BTK Remaining
(HTRF Ratio Relative to DMSO)
NX-2127 (nM)
Rec-1; DC50=4 nM
Mino; DC50=6 nM
C
Anti-proliferative activity in C481S TMD8 cells
Viabile Cells
(Relative to DMSO control)
Concentration (nM)
NX-2127; EC50 = 21 nM
Ibrutinib
Pomalidomide

(A) NX-2127 catalyzes potent degradation of BTK in DLBCL cell lines (TMD8), including cells with the ibrutinib-resistance mutation BTK^{C481S}

(B) NX-2127 catalyzes BTK degradation in Rec-1 and Mino mantle cell lymphoma cell lines

(C) NX-2127 potently blocks cell proliferation of BTK^{C481S} TMD8 cells relative to ibrutinib

DC_{50} = half maximal degradation concentration
HTRF = Homogeneous Time Resolved Fluorescence

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NX-2127 has minimal in vitro effects on platelet aggregation ©Nurix Therapeutics. All rights reserved. NX-2127 does not show significant inhibition of platelet aggregation in an in vitro platelet aggregation assay

NX-2127 catalyzes Aiolos degradation and IL-2 production similar to IMiD drugs ©Nurix Therapeutics. All rights reserved. IMiD Activity: T Cell Activation and IL-2 Secretion IMiD Activity: Aiolos Degradation in Naïve Human T Cells NX-2127 degrades Aiolos with similar potency to that of pomalidomide and lenalidomide NX-2127 exhibits IMiD-like activity by activation and IL-2 production following CD3/CD28 stimulation

Oral Administration of NX-2127 Demonstrates Cancer Growth Inhibition in Mouse Xenograft Tumor Model ©Nurix Therapeutics. All rights reserved. Tumor Growth Inhibition in Xenograft Model of Wild Type Lymphoma Tumor Growth Inhibition in Xenograft Model of Mutant Ibrutinib-Resistant Lymphoma NX-2127 demonstrates comparable tumor growth inhibition to ibrutinib in a xenograft mouse model containing tumors with a wild type BTK NX-2127 shows more potent tumor growth inhibition compared to ibrutinib in a xenograft mouse model containing tumors with the most common human resistance mutation (C481S) in BTK target protein

Oral Dosing of NX-2127 Degrades BTK in Cynomolgus Monkey ©Nurix Therapeutics. All rights reserved. BTK Levels in B cells at Day 19 BTK Levels in B cells at Day 1 NX-2127 induces significant degradation of BTK in 4 hours and more than 90% degradation through 24 hours post dose Once daily, oral dosing of NX-2127 maintains suppression of BTK protein levels throughout the 19-day duration of the study (NX-2127 PK t1/2 = 5.4 h) QD QD QD

Summary and Conclusions NX-2127 catalyzes potent BTK degradation in vitro and results in anti-proliferative effects in human lymphoma cell lines The IMiD activity of NX-2127 is similar to that of IMiD drugs pomalidomide and lenalidomide and results in T-cell activation NX-2127 demonstrates potent BTK degradation in vivo upon oral dosing in cynomolgus monkey and displays anti-tumor effects in both wild-type and C481S mutant mouse xenograft tumor models NX-2127 combines BTK degradation with IMiD activity to provide an attractive therapeutic strategy in the setting of resistance mutations and an expanded set of B-cell malignancies ©Nurix Therapeutics. All rights reserved.

Acknowledgements Chemistry Daisuke Kato Zef Konst Jose Leighton Oliver McConnell Joel McIntosh Ge Peng Josh Taygerly Jeffrey Wu Jeff Mihalic Christoph Zapf   Development Timothy Ingallinera Janine Powers Jenny McKinnell Dane Karr Drug Discovery Technologies Eileen Ambing Andrew Sawayama Naimee Mehta Herman Yuen Paul Novick Jose Santos Dahlia Weiss Mario Cardozo Matt Clifton Stefan Gajewski Collaborators NIH NHLBI Adrian Wiestner Sarah Herman Hailey Harris Deyi Zhang Tokyo Medical and Dental University (TMD8 cells) Biology & Lead Discovery Jordan Ye Mark Noviski Austin Tenn-McClellan Szerenke Kiss von Soly Jennifa Gosling Karl Doerner Stephanie Yung Kathleen Boyle Diana Muñoz Steve Basham Preclinical Pharmacology May Tan Anna Kolobova Luz Perez Jennifer Tung Ryan Rountree Jennie Stokes Sasha Borodovsky Project Leadership & Project Management Aileen Kelly Dan Robbins Elsa Tretter Nurix Leadership Arthur Sands Pierre Beaurang Robert Brown Hans Van Houte Cristiana Guiducci Gwenn Hansen Howard Simon Jason Kantor Chris Ring Jean Chang ©Nurix Therapeutics. All rights reserved.